As Filed With the Securities and Exchange Commission on May 3, 2006

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEORGIA EXPLORATION, INC.

(Name of Small Business Issuer in its Charter)

Nevada	1,000	98-0489324
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1903-583 Beach Crescent

Vancouver, B.C., Canada V6Z 3E7
Telephone: (604) 264-7901
Facsimile: (604) 728-5756

(Address and telephone number of principal executive offices and principal place of business)

(Name, address and telephone number of agent for service)	With copies to:	And to:
	Georgia Exploration, Inc.	David Lubin, Esq
The Nevada Agency and Trust Company	c/o Shaheen Jivraj-Sangara President	David Lubin & Associates PLLC
50 West Liberty Street Reno, Nevada 89501	1903-583 Beach Crescent Vancouver, B.C., Canada V6Z 3E7	92 Washington Avenue Cedarhurst, NY 11516
	(604) 264-7901 Fax: (604) 728-5756	(516) 569-9629 Fax: (516) 908-5260

Approximate date of proposed sale to the public:  As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, offered by shareholders	1,000,000	$0.05	$50,000	$5.35
TOTAL	1,000,000		$50,000	$5.35

(1)

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.  Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.05 per share.

(2)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and will be amended and completed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

Subject to Completion

Dated May 1, 2006

Prospectus

GEORGIA EXPLORATION, INC.

1,000,000 Shares
Common Stock

This prospectus relates to the offer and sale of up to 1,000,000 shares of our common stock currently outstanding and held by persons who are stockholders of Georgia Exploration, Inc.  We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

We have recently commenced our mineral exploration business and our operations to date have been limited to acquiring mineral claims in British Columbia, Canada known as the Chub Claims.

As of May 1, 2006, we had 2,303,750 shares of our common stock issued and outstanding.  There is no established market for our common stock. Our common stock is not currently listed or quoted on any stock exchange or quotation service.  After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be quoted on the OTC Bulletin Board.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The selling stockholders will sell at a price of $0.05 per share until a market for our shares develops on the Over-the-Counter Bulletin Board or other trading facility, and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Investing in our securities involves significant risks.  See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May 1, 2006.

[INSIDE FRONT COVER PAGE]

TABLE OF CONTENTS

      Page

Summary Information

1

Risk Factors

3

Use of Proceeds

6

Determination of Offering Price

6

Dilution

7

Selling Shareholders

7

Plan of Distribution

9

Legal Proceedings

12

Directors, Executive Officers, Promoters and Control Persons

12

Security Ownership of Certain Beneficial Owners and Management

13

Description of Securities

13

Interests of Names Experts and Counsel

14

Legal Matters

15

Experts

15

Disclosure of Commission Position on Indemnification

or Securities Act Liabilities

15

Organization Within Last Five Years

15

Description of Business

16

Management’s Discussion and Analysis

24

Description of Property

28

Certain Relationships and Related Transactions

28

Market for Common Equity and Related Stockholder Matters

29

Executive Compensation

30

Changes In and Disagreements

with Accountants on Accounting and Financial Disclosure

31

Where you Can Find More Information

31

Financial Statements

32

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares in the offering.  You should read the entire prospectus carefully.

Our Company

We were incorporated under the laws of Nevada for the purpose of conducting mineral exploration activities.  We have recently commenced our mineral exploration business and our operations to date have been limited to negotiating the purchase of mineral claims in British Columbia, Canada known as the Chub Claims.  We have also acquired a technical report on those claims.

Mineral exploration activities at the early exploration stage generally consist of acquiring and evaluating one or more mineral properties, including conducting geological exploration work on the properties in order to evaluate the existence of significant mineralization.  While there has historically been some exploration activities undertaken on our Chub Claims by other parties, there is presently no known commercially viable deposit on those claims.  Exploration work is required before the existence of significant mineralization on a  property can be evaluated.  Thereafter additional extensive exploration work would be required prior to a final evaluation as to the economic and legal feasibility of our mineral claims are determined.  Our exploration activities will target copper, gold, platinum, lead and zinc mineralization, which have a known present and historical presence on the Claims.  Our exploration activities will be funded through the sale of our common stock for the foreseeable future.  There is no guarantee that our exploration activities will establish the existence of such a deposit.

As funding permits, we may acquire additional properties of interest and either abandon our existing properties or enter into agreements to sell all or a portion of those properties.  The results of early exploration activities and market interest in the claims by other exploration companies will generally determine whether it is in our best interests to continue exploration activities on our claims, or to dispose of or sell the claims.

Shaheen Jivraj-Sangara is our sole director and officer and has no previous experience in mineral exploration or operating a mining company.  The company will seek to engage additional officers and directors as activities increase, however initially we will engage consultants to assist with our exploration activities and certain administrative activities.  Ms. Jivraj-Sangara presently holds 56.6% of our outstanding common stock.  Since Mrs. Jivraj-Sangara owns a majority of our outstanding shares and she is the sole director and officer of our company, she has the ability to elect directors and control the future course of our company.

Our offices are located at 1903-583 Beach Crescent, Vancouver, B.C., Canada V6Z 3E7, and our telephone number is (604) 264-7901.

The Offering

Securities Offered	Up to 1,000,000 shares of common stock may be offered by selling shareholders.
Offering Price

$0.05 per share until our shares are quoted on the OTC Bulletin Board or other market facility, and thereafter at prevailing market prices or privately negotiate prices. The price of $0.05 was determined arbitrarily based upon the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. Refer to “Plan of Distribution”.  We will cover the expenses associated with the offering which we estimate to be $30,000.

Termination of the Offering	The offering will conclude when all of the 1,00,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Securities Outstanding Prior to and After the Offering	2,303,750 shares of our common stock are issued and outstanding as of the date of this prospectus.
Market for the Common Shares

There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board after the date of this prospectus.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

To date we have raised $42,943 (CAD$50,000) through the offer and sale of our common stock, which completed in April of 2006.  The following table summarizes the offering:

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
April 4, 2006	$0.0429 (CAD$0.05)	1,000,000	$42,943 (CAD$50,000)

As we are an early exploration stage company, we do not have revenues.  Our operations will be funded through the sale of equity for the foreseeable future, subject to market conditions being favorable to the sale of our securities.  We have incurred losses since inception, and have had limited operations to date.  There is no guarantee that we will be able to continue as a going concern.

The tables and information below are derived from our audited financial statements for the period from February 21, 2006 (date of inception) to March 31, 2006.  Our working capital as at March 31, 2006 was $42,818.

Financial Summary	March 31, 2006 ($)
Cash and Deposits	44,125
Total Assets	44,125
Total Liabilities	1,307
Total Stockholder’s Equity	42,818

Statement of Operations	Accumulated From February 21, 2006 (Date of Inception) to March 31, 2006 ($)
Mineral Property Costs	4,587
Total Expenses	5,362
Net Loss for the Period	(5,362)
Net Loss per Share	(0.01)

The book value of our company's outstanding common stock is $4,587 or $0.0035 per share as at March 31, 2006.  Subsequent to March 31, 2006, we completed the sale of 1,000,000 shares of our common stock at a price of $0.0429 (CAD$0.05) for proceeds of $42,943.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock.  The following risks are in addition to numerous other risks that are typical of exploration stage resource companies.  Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Company

1.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the financial year ended March 31, 2006 were prepared assuming that we will continue our operations as a going concern.  We were recently incorporated on February 21, 2006, and we do not have a history of earnings.  As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern.  Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

2.

We will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors.  We may not be able to sell our common stock and funding would not be available for continued operations.

The current funds available to us are estimated to be sufficient to complete the first phase of our exploration program on the Chub Claims.  Subsequent exploration activity will require additional funding.  Our only present means of funding is through the sale of our common stock.  The sale of common stock requires favorable market conditions for junior exploration companies as well as specific interest in our stock, neither of which may exist when funding is required by us.   If we are unable to raise additional funds in the future, we may have to cease all substantive operations.

3.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities.  We may not be successful in carrying out our business objectives.

We were incorporated on February 21, 2006 and to date have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the Claims.   Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company.   Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions.  There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

4.

Our failure to make required payments or expenditures could cause us to lose title to the mineral claim.

The Chub Claims have expiry dates of August 28 and 29, 2006 and in order to maintain the tenure in good standing it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of $87 (CAD$100) per claim in anniversary years 1, 2, and 3, and $174 (CAD$200) per claim in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

5.

Our management has no previous experience in the mineral exploration business, and must rely on consultants to conduct exploration activities.  The lack of management expertise could be detrimental to our exploration activities and could cause our business to fail.

Our President has no previous experience operating an exploration or a mining company and because of this lack of experience our management may have difficulty operating the business, including negotiating with consultants, joint-venture partners, locating additional management, managing expenses, and other aspects of the business.  In addition, our management has no technical mining or geological expertise and must rely on consultants to plan and carry-out all exploration activities.  For example, management’s lack of experience and industry specific training may result in future decisions as to acquiring or disposing of interests in exploration properties, funding, exploration work and other aspects of our business being incorrect and resulting in our business performing poorly, or failing.

6.

The majority of our shares of common stock are owned by our President, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our President owns 56.6% of our outstanding common stock and currently serves as our sole director.  Other stockholders may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders wishes.

7.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Chub Claims or other mineral properties that we acquire.

Exploration for commercially viable mineral deposits is speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties.  There is a substantial risk that the exploration program that we will conduct on the Claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit.  There are numerous geological features that we may encounter that may would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit.  This would likely result in a decrease in the value of our common stock.

8.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

9.

Access to the Chub Claims is often restricted by inclement weather, which may delay our exploration and any future mining efforts.

Access to the Claims could potentially be restricted to the period between May and October of each year due to snow in the area. As a result, any attempts to visit, test, or explore the property may be limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures required to be made in order to retain title to our claims under provincial mineral property laws.

10.

The market price for precious metals is based on numerous factors outside of our control.  There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Risks Relating to Our Common Stock

11.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service.  In such event it may be difficult to sell your shares.

There is presently no public market in our shares.  There can be no assurance that we will successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board.  There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service.  In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.   If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our company.

12.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential  investors account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investors account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

13.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

14.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

15.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

16.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The price of

$0.05 was arbitrarily determined by management.  The last selling price of our common stock was $0.0429 (CAD$0.05) which was the selling price of our common stock in a private placement of 1,000,000 shares that completed on April 4, 2006.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering up to 1,000,000 shares of common stock which may be offered and sold through this prospectus. These shares were acquired by the selling shareholders in an offering by us which completed on April 4, 2006.  The offering was made at a price of $0.0429 (CAD$0.05).  The shares were offered and sold to the selling shareholders in a private placement made to selling stockholders who are non-U.S. persons in offshore transactions pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. The offer and sale of the common stock was made sold solely to persons known by our President, including friends and business associates.  No commissions or finders fees were paid in connection with the offer and sale of the common stock, and no selling agents were involved.

The following table provides as of the date of this prospectus certain information regarding the beneficial ownership of our common stock held by each of the selling shareholders

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
Adil Virani	20,000	20,000	Nil	Nil
Aly Mawji (1)	20,000	20,000	Nil	Nil
Amir Jivraj (2)	50,000	50,000	Nil	Nil
Anuja Varshney (3)	50,000	50,000	Nil	Nil
Bijay Singh	20,000	20,000	Nil	Nil
Brenda Parhar (4)	20,000	20,000	Nil	Nil
Brycee Stacey	20,000	20,000	Nil	Nil
Celine Munier	30,000	30,000	Nil	Nil
Debbie Lew	20,000	20,000	Nil	Nil
Deborah McSorley	20,000	20,000	Nil	Nil
George Psefteas (5)	30,000	30,000	Nil	Nil
Jay Sidhu	20,000	20,000	Nil	Nil
Karima Jivraj (2)	50,000	50,000	Nil	Nil
Ken Hicks	20,000	20,000	Nil	Nil
Ken Sorhous	20,000	20,000	Nil	Nil
Kirsten Hansen	20,000	20,000	Nil	Nil
Kerry Kuldeep Sangara (6)	50,000	50,000	Nil	Nil
Mike Jagger	20,000	20,000	Nil	Nil
Moyez Noormohamed (7)	50,000	50,000	Nil	Nil
Naseem Nuraney (5)	30,000	30,000	Nil	Nil
Nicole Corrado	20,000	20,000	Nil	Nil
Nilda Rivera	20,000	20,000	Nil	Nil

Neena Puar (8)	50,000	50,000	Nil	Nil
Peter White (9)	20,000	20,000	Nil	Nil
Poonam Varshney (10)	20,000	20,000	Nil	Nil
Praveen Varshney (3)	20,000	20,000	Nil	Nil
Rabiya Jivraj (2)	50,000	50,000	Nil	Nil
Rajeshni Nandu (1)	20,000	20,000	Nil	Nil
Ravinder Parhar (4)	20,000	20,000	Nil	Nil
Rikki Cargo	20,000	20,000	Nil	Nil
Rikki Chibber (11)	20,000	20,000	Nil	Nil
Shane Rogerts	50,000	50,000	Nil	Nil
Sokhie Puar (8)	20,000	20,000	Nil	Nil
Steve Bradbury	50,000	50,000	Nil	Nil
Tony Ricci	20,000	20,000	Nil	Nil
TOTAL	1,000,000	1,000,000	Nil	Nil

1) Aly Mawji & Rajeshni Naidu are common law partners

2) Amir Jivraj & Rabiya Jivraj are the parents of the President and Karima Jivraj is a sister, none of which reside with

3) Anuja Varshney & Praveen Varshney are married

4) Brenda Parhar & Ravinder Parhar are married

5) George Psefteas & Naseem Nuraney are common law partners

6) Kerry Kuldeep Sangara is the President’s husband

7) Moyez Noormohamed is the President’s first cousin

8) Neena Puar and Sokhie Puar are married

9) Peter White is Praveen Varshney's brother-in-law

10) Poonam Varshney is Praveen Varshney’s sister-in-law

11) Rikky Chibber is Poonam Varshney’s brother

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 2,303,750 shares of common stock outstanding on the date of this prospectus. The selling shareholders named in this prospectus are offering a total of 1,000,000 shares of common stock which represents 43.4% of our outstanding common stock on the date of this prospectus.

Except as indicated above, none of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years, has ever been one of our officers or directors, or is a broker-dealer registered under the United States Securities Exchange Act, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any material event that requires the changing of statements in this prospectus or related registration statement in order to make statements in those documents not misleading.  We will file a post-effective amendment to the registration statement to reflect any such material changes.

Expenses of Issuance and  Distribution.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders.

Item	Amount ($)*
SEC Registration Fee	5.37
EDGAR Filing Expenses	1,500.00
Transfer Agent Fees	1,200.00
Legal Fees	15,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	2,000.00
Total	$25,205.37

*Estimated expenses, except the SEC Registration Fee.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions in the following manner:

•

on a public market or exchange as the common stock may from time to time be trading;

•

in privately negotiated transactions;

•

through the writing of options on the common stock;

•

in short sales; or

•

in any combination of these methods of distribution.

No public market currently exists for our shares of common stock.  We intend to contact an authorized OTC Bulletin Board market maker in order to obtain a quotation of our securities on the OTC Bulletin Board.  The OTC Bulletin Board is not a stock exchange and accordingly there are no listing criteria.  However companies that are quoted, or that are to be quoted, on the OTC Bulletin Board must be reporting under federal securities laws, and must be current in the filing of their reports with the U.S. Securities and Exchange Commission.  ting.   Quotation of our common stock on the OTC Bulletin Board would provide public investors with certain information on our common stock, including volume of trades, bid and ask prices, last sale prices and other information.  This information would generally be expected to improve the liquidity of our common stock, however we cannot guarantee that this will be true. We also cannot assure potential investors that our common stock will be quoted on the OTC Bulletin Board or any other quotation or trading service.

We intend to engage a market maker to file an application on our behalf in order to make a market for our common stock.  The NASD must review an application made by the market maker prior to approving our common stock for quotation on the OTC Bulletin Board.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board.  Thereafter, selling shareholders may offer our common stock held by them at prevailing market prices or such other price as they may negotiate in a private transaction.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.  If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

We will pay the all costs relating to the registration of the common stock and the preparation of this prospectus for use by the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of federal and state securities laws.  In particular, while offering common stock pursuant to this prospectus, the selling shareholders must:

•

not engage in any stabilization activities in connection with our common stock;

•

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

LEGAL PROCEEDINGS

We have no legal proceedings that have been or are currently being undertaken for or against us nor are we aware that any are contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Shaheen Jivraj-Sangara	35	President, Chief Financial Officer, Secretary and Director

The business address of our officer and director is c/o Georgia Exploration, Inc., 1903-583 Beach Crescent, Vancouver, B.C., Canada V6Z 3E7.

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Mrs. Jivraj-Sangara has acted as our sole Director and Officer since inception on February 21, 2006.   From 2002 to 2003 Mrs. Jivraj-Sangara was an independent contractor for the Institute of Ismaili Studies.  During the same period she completed an exchange program with Deloitte and Touche in London, England.   Between 2001 and 2002, Mrs. Jivraj-Sangara was co-founder of Mycityquick.com - an internet portal that provided users with localized content.  From 1998 - 2001, Mrs. Jivraj-Sangara was the Consulting Services Manager for Comsys IT consulting in Boston, MA (2000-2001) and New York, NY (1998-2000).  Since May 2004, Mrs. Jivraj-Sangara has been employed as the Director of Business Development, External Programs & Learning Technologies for the Faculty of Education at the University of British Columbia.  Her responsibilities include the design of financial models and budgets, strategy development and their implementations.

Significant Employees and Consultants

We have no significant employees other than Mrs. Jivraj-Sangara who is our sole Director and Officer.  For our accounting requirements we utilize the consulting services of Lancaster & David, Chartered Accountants of Vancouver, Canada to assist in the preparation of our financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Conflicts of Interest

Though Mrs. Jivraj-Sangara does not work with any other mineral exploration companies, she may do so in the future.  We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mrs. Jivraj-Sangara.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior to This Offering
Common Stock:	Shaheen Jivraj-Sangara President and Director 1903-583 Beach Crescent Vancouver, B.C., Canada V6Z 3E7	1,303,750	56.6%
All executive officers and directors as a group (1 person)		1,303,750	56.6%

The percent of class is based on 2,303,750 of common stock issued and outstanding as of April 20, 2006.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001per share.

Common Stock

As at the date of this prospectus, 2,303,750 shares of common stock are issued and outstanding and held by 36 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding.  We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Restrictions on Takeover

The provisions of the Nevada corporate laws apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business directly in the state of Nevada.  As we currently have less than 200 stockholders the statute does not currently apply to us. To the extent such provisions may apply to us in the future, the Nevada corporate law provisions do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for the period ending March 31, 2006, which are included in this prospectus, have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, of Vancouver, Canada to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report on the Chub Claims was prepared by Eric A. Ostensoe, P. Geo., and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Ostensoe as a Professional Geoscientist.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our  By-laws provide to the fullest extent permitted by law,  our  directors  or  officers,   former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe  that  the  indemnification  provisions  in our By-laws are necessary to attract  and  retain  qualified  persons  as  directors  and  officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on February 21, 2006 under the laws of the state of Nevada. On the date of our incorporation, we appointed Shaheen Jivraj-Sangara as our Director. On February 21, 2006, Mrs. Jivraj-Sangara was appointed President and Director of our company.  On March 2, 2006 we entered into a property purchase agreement with our President and acquired fourteen claims for a 350 hectare (approximately 864.87 acres) mineral claim in the Province of British Columbia, Canada.  The claims are registered in the name of Mrs. Jivraj-Sangara, who has executed a trust agreement whereby Mrs. Jivraj-Sangara agrees to hold the claims in trust for us.

DESCRIPTION OF BUSINESS

Glossary

Certain terms used in this section and elsewhere in this prospectus are described below.

Argillic - a form of geological alteration characterized by formation of clay minerals.

Epigenetic -  refers to a mineral deposit that is introduced into a rock formation as opposed to "syngenetic" deposits that are formed contemporaneously with the host formation.

Exploration stage – refers to activities such as drilling, sampling and assaying related to the search for mineral deposits.

Mineral deposit – refers to a mineralized body, which has been intersected by a sufficient number of closely spaced drill holes or by underground workings to support a quantity with an average grade(s) of metal(s) to warrant further exploration or development. A mineral deposit is sometimes also referred to as mineralized material or as mineralized material inventory. A mineral deposit does not qualify as a commercially mineable ore body (reserves) under standards promulgated by the Securities and Exchange Commission until a final, comprehensive, economic, technical and legal feasibility study based upon test results has been concluded.

Ore - a natural aggregate of one or more minerals which, at a specified time and place, may be mined and sold at a profit or from which some part may be profitably separated.

Polymetallic - a mineral deposit with substantial metal values accruing from more than one metal component.

Reserves – refers to that part of a mineral deposit, which could be economically and legally mined at the time of determination. Reserves are subcategorized as either proven reserves, for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content are well-established; or probable reserves, for which the quantity and grade and/or quality are computed from information similar to that used for proven reserves, yet the sites for inspection, sampling and measurement are farther apart.

Resources – includes mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which reserves may subsequently be defined by the application of technical, economic, legal, environmental, socio-economic and governmental factors. The phrase ‘reasonable prospects for economic extraction’ implies a judgment by a qualified person in respect of the technical and economic factors likely to influence the possibility of economic extraction.

Sericitization - a natural process in which particular colorless or nearly colorless minerals are formed as part of a metamorphic or mineralizing event, commonly a useful guide to locating valuable mineral deposits.

Silicification - a natural process in which silica is introduced into and replaces pre-existing natural rock components

Skarn - a metamorphic rock formed in the thermal aureole of an intrusive body, also applied to rocks that have been altered with the addition of components such as calcium, metals and gases.

Sphalerite – refers to zinc sulphide, being the most common naturally occurring source of zinc.

Volcaniclastic - pertaining to all clastic volcanic materials formed by any process of fragmentation, dispersed by any kind of transporting agent, deposited in any environment or mixed in any significant portion with non-volcanic fragments.

Business Development

We were incorporated on February 21, 2006 under the laws of the state of Nevada. On the date of our incorporation, we appointed Shaheen Jivraj-Sangara as our Director. On February 21, 2006, Mrs. Jivraj-Sangara was appointed President and Director of our company.  On March 2, 2006 we entered into a property purchase agreement with our President and acquired fourteen mineral claims totaling 350 hectares (approximately 864.87 acres) in the Province of British Columbia, Canada.  The claims, referred to as the Chub Claims, are registered in the name of Mrs. Jivraj-Sangara, who has executed a trust agreement whereby Mrs. Jivraj-Sangara agreed to hold the claims in trust for us.

Our President, Mrs. Jivraj-Sangara, has no previous experience exploring for minerals or operation a mining company.  Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  Because of this regulation, our President is holding the mineral claim in trust for us.  We may transfer title to an alternate person or British Columbia company designated by at any time, and we will likely do so if after our initial exploration activities we determine that continued exploration on the property is merited.  Any such transfer would be at our option without further acquisition costs, other than nominal transfer fees payable to the government of British Columbia.

In February 2006, Mrs. Jivraj-Sangara engaged a professional geoscientist named Erik A. Ostensoe who is familiar with the Similkameen Mining area to develop a report on the Claims.  The report entitled “Report and Recommendations, CHUB 1-14 Mineral Claims” dated March 2, 2006 describes the mineral claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

The cost of the Claims was $4,587 payable which we paid to our President through the issuance of 1,303,750 shares.  The $4,587 represented the cost that Mrs. Jivraj-Sangara incurred to acquire the Claims and pay for the geological report conducted by Mr. Ostensoe.

We have not commenced any work on the property.  Known present and historic mineralization in area surrounding and including the claims includes copper, gold, platinum, lead and zinc.  Determining the existence and significance of deposits of any one or more of those metals will be our initial exploration objective.

Location and Means of Access to the Chub Claims

The Chub Claims are located south of Elliott Creek in the Similkameen Mining District of south-central British Columbia, Canada.  The nearest town, Tulameen, is 8 kilometers (4.8 miles) south and Princeton, a historic mining town, is 50 kilometers (30 miles) south.  The village of Tulameen, has about 200 permanent residents and 400 persons in peak holiday season.  The town of Princeton offers services in support of mining activity.

The Claims are located on the east flank of Boulder Maintain in the Tulameen mining camp and can be approached by forestry roads that branch from the Boulder Mountain (Elliott Creek) main line logging road.  The Boulder Mountain forestry road and branches therefrom are best traveled by four wheel drive equipped vehicles.  Sufficiency of water supply, electrical power and a mining labour force have not been investigated.

The general location of the claim is shown on Map 1 below, with a more detailed map of the claims shown on

Map 2 below.  The geographic coordinates are 49 degrees 37.5’north latitude and 120 degrees 48’west longitude.

The Claims are located on the east slope of Boulder Mountain between elevations of 1200 and 1370 meters.  Terrain is mostly gentle slopes with steeper pitches.  The Claims can be approached by forestry roads that branch from the Boulder Mountain (Elliot Creek) main line logging road.  The latter road begins at the Otter Lake-Aspen Grove hard-surfaced road immediately north of Elliot Creek bridge and about 1 km north of the entrance to Otter Lake Provincial campground.

Sufficiency of water supply, electrical power and a mining labour force have not been investigated.

Mineral Claim Description

Title to the Chub Claims is held by our President, Mrs. Jivraj-Sangara, in trust for us, and are unencumbered, in good standing and there are no third party conditions which affect the Claims other than conditions defined by the Province of British Columbia described below.  The Claims form an area of 350 hectares, which is equivalent to 864.87 acres.   The following table summarizes the description and status of the Chub Claims.

Tenure Number	Claim Name	Owner	Good to Date	Status	Area (Hectares)
413776	CHUB 1	202526, 100%	August 28, 2006	Good	25
413777	CHUB 2	202526,100%	August 28, 2006	Good	25
413778	CHUB 3	202526,100%	August 28, 2006	Good	25
413779	CHUB 4	202526,100%	August 28, 2006	Good	25
413780	CHUB 5	202526,100%	August 28, 2006	Good	25
413781	CHUB 6	202526,100%	August 28, 2006	Good	25
413782	CHUB 7	202526,100%	August 28, 2006	Good	25
413783	CHUB 8	202526,100%	August 28, 2006	Good	25
413784	CHUB 9	202526,100%	August 29, 2006	Good	25
413785	CHUB 10	202526,100%	August 29, 2006	Good	25
413786	CHUB 11	202526,100%	August 29, 2006	Good	25
413787	CHUB 12	202526,100%	August 29, 2006	Good	25
413788	CHUB 13	202526,100%	August 29, 2006	Good	25
413789	CHUB 14	202526, 100%	August 29, 2006	Good	25

There is no assurance that a commercially viable mineral deposit exists on the Claims.  Exploration will be required before an evaluation as to the economic feasibility of the claim is determined. Our consulting geologist has written a report and provided us with recommendations of how we should explore the Claims, which is described below.  Until we can validate otherwise, the property is without known reserves and we are planning a three phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claim.

Map 1

click on map to enlarge

YUKON TERRITORY
TERRITOIRE DU YUKON
NWT
TN-O
CANADA
N
BRITISH COLUMBIA
COLOMBIE-BRITANNIQUE
ALASKA
USA
É-U d'A
LEGEND / LÉGENDE
Provincial capital /
Capitale provinciale
Other populated places /
Autres lieux habités
Trans-Canada Highway /
La Transcanadienne
Major road /
Route principale
Ferry route /
Traversier
International boundary /
Frontière internationale
Provincial boundary /
Limite provinciale
Atlin
Atlin L
Liard R
Dease Lake
Stikine R
Fort Nelson
Stewart
Hudson's Hope
Fort St John
Williston L
Dawson Creek
Chetwynd
Tumbler Ridge
Mackenzie
New Hazelton
Smithers
Prince Rupert
Terrace
Kitimat
Houston
Burns Lake
Fraser Lake
Vanderhoof
Fort St James
Prince George
Dixon Entrance
Îles de la Reine-Charlotte
Masset
Queen Charlotte City
Sandspit
Queen Charlotte Islands
Hecate Str
Coast Mountains
Fl Fraser
Rocky Mountains / Montagnes Rocheuses
ALBERTA
McBride
Wells
Quesnel
Valemount
Kinbasket L
Bella Bella
Bella Coola
Queen Charlotte Sound
Williams Lake
Chaîne Côtière
PACIFIC OCEAN
OCÉAN PACIFIQUE
100 Mile House
Fraser R
Port Hardy
Port McNeill
Port Alice
Lillooet
Ashcroft
Revelstoke
Fl Columbia R
Golden
Campbell River
Powell River
Kamloops
Salmon Arm
Vancouver Island
Île de Vancouver
Courtenay
Port Alberni
Whistler
Squamish
Merritt
Vernon
Nakusp
Invermere
Elkford
Sechelt
Okanagan L
Kelowna
Kimberley
Tofino
Ucluelet
Parksville
Nanaimo
Ladysmith
Vancouver
Hope
Penticton
Nelson
Castlegar
Cranbrook
Abbotsford
Osoyoos
Trail
Creston
Sidney
Saanich
Victoria
Juan de Fuca Str
Dét de Juan de Fuca
UNITED STATES OF AMERICA
ÉTATS-UNIS D'AMÉRIQUE
Scale / Échelle
100 0 100 200 300
km km
© 2002. Her Majesty the Queen in Right of Canada, Natural Resources Canada.
Sa Majesté la Reine du chef du Canada, Ressources naturelles Canada.

Figure 1. Location Map - Tulameen District, B. C.

To accompany Report and Recommendations, CHUB 1 – 14 Claims
by E. Ostensoe, P. Geo.

PROFESSIONAL
PROVINCE OF
E. A. OSTENSOE
BRITISH COLUMBIA
GEOSCIENTIST

Map 2

Conditions to Retain Title to the Claims

The Claims are composed of 2 post claims held by location and are valid until their next anniversary dates, i.e. August 28 and 29, 2006.  They  can be renewed indefinitely by performance and recording of assessment work as defined in the Mineral Act (B.C.) or by payment of cash in lieu of work.  Work or cash payment of $100 per claim is required in each of their first three years (from 2004) and $200 per claim each year thereafter.  Contiguous claims may be grouped for purposes of applying the value of work from the site of work to other claims.  Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

History of the Similkameen Mining Division

The Claims are located in an area with a very long history of mining activity.  Placer miners, starting around 1860, worked gravels of Similkameen and Tulameen Rivers and their tributaries to recover both gold and platinum.  Prospectors investigated neighboring areas for both placer and bedrock mineral resources and most mineral occurrences were found prior to 1900.  Deposits of sub-bituminous coal near Princeton and Coalmont were exploited from 1910 until the 1040s and a deposit at Blakeburn, south Tulameen, has been revived recently.

Copper deposits located at Copper Mountain, 12 km south of Princeton, were exploited in the period of 1918 through 1957.  The Ingerbelle copper deposit, 20 km west of Princeton, operated as an open pit mine from

1970 until 1978, after which the Copper Mountain mine was re-activated and mined until 1998.

The Princeton and Tulameen districts have been major producers of platinum from placer deposits.  Exploration for bedrock sources of platinum has been directed to the Tulameen Ultramafic Complex located on Lodestone Mountain, and to Grasshopper Mountain located respectively 12 km southwest and 15 km west of Tulameen townsite.  Large deposits of low-grade magnetite iron are present in the Tulameen Complex and await exploitation.

Many copper, gold and lead/zinc prospects located north of Tulameen River and west of Tulameen village have been explored variously by prospecting, trenching and diamond drilling methods.  Elliott Creek, located immediately north of the Claims, has been a source of placer gold.  Copper prospects located on and south of the Claims were explored by several operators: trenches and short adits remain from work performed in the 1920s and 1930s.

Crown granted mineral claims formerly covered much of the Boulder Mountain and nearby Rabbitt Mountain but have lapsed in recent years.  Polymetallic mineral showings were found discontinuously in a linear trend from the Redbird adit at Rabitt Mountain northerly to the Cousin Jack property that is now covered by the Claims and Rainbow 7 and 8 claims.  A possible parallel trend lies west of the Redbird-Cousin Jack zones and hosts the South, Middle, and North Copper occurrences.  Mr. Ostensoe has examined the South and Middle Copper but has not located the North Copper.  Copper values, generally in the range of 0.1 to 1.0% copper with gold credits, occur in fractures in andesitic volcanic rocks.

Brican Resources Ltd. in 1985 assembled mineral claims and properties extending over 7 km that included most of the significant mineral showings and, with partner Aberford Resources Ltd. conducted exploration for polymetallic massive sulphide deposits.

There is no record of production from the many mineral occurrences on Rabbitt and Boulder Mountains and there are no measured mineral resources.

The Cousin Jack prospect and Mid Copper prospect, located within the Chub Claims, are recorded to have a mineral showing in provincial government records known as MINFILE.  The MINFILE record indicates that the Cousin Jack prospect was explored in the late 1890s and early 1900s and included geological mapping poorly documented geophysical surveys, short adits, trenching and diamond drilling.  The property was periodically assessed by several operators with minor development between 1922 and 1966.  From 1971 to 1987 various parties have geophysically surveyed, trenched, mapped and sampled the area.  The Mid Copper prospect was initially explored in 1972 and 1973 by Gold River Mines Ltd who conducted trenching and 171 metres of drilling in 5 holes.  Since then the deposit has been geophysically surveyed, trenched and sampled by various operators between 1980 and 1986.  The entire area which comprises the Chub Claims are not known to have been prospected in recent years.

Present Condition of the Claims

The Claims were staked in August, 2004 by T.E. Lisle P. Eng. of North Vancouver, B.C. and were subsequently transferred to Marvin A. Mitchell, P.Eng of Vancouver B.C., who is the vendor to the current owner, Shaheen Jivraj-Sangara.  The Claims were staked to acquire a number of mineral occurrences as well as the northerly and southerly continuation of the Cousin Jack epigenetic polymetallic mineral zone.  A second prospective area comprises a series of low grade zones of copper mineralization that have been only superficially investigated.

The terrain is mostly gentle slopes with steeper pitches, fir and pine trees form the forest canopy, along with sparse understory deciduous bushes.  Areas logged in recent decades have juvenile re-growth of conifers and berry bushes.  Sufficiency of water supply, electrical power and a mining labour force have not yet been investigated.

Geology of the Claims

The Chub Claims are the subject of a geological report prepared by Erik A. Ostensoe, P. Geo., dated March 3, 2006. Mr. Ostensoe has previously conducted regional evaluation work, including prospecting and geological reconnaissance work, on the area covered by the claims, and accordingly is familiar with the Similkameen mining district.  He has also reviewed various government publications, maps, and published technical reports to determine the geology of the Chub Claims.

There are a number of mineral occurrences as well as the northerly and southerly continuation of an epigenetic polymetallic mineral zone referred to as Cousin Jack prospect.  A second prospective area comprises a series of low grade zones of copper mineralization that have been only superficially investigated.  Sphalerite, galena, chalcopyrite and pyrite occur with strong silicification, sericitization and argillic alteration.  A second prospective area comprises a series of low grade zones of copper mineralization that have been only superficially investigated.

Work Program on the Claims

In order to keep the Chub Claims in good standing under provincial laws, we are required to expend a minimum of $1,204 (CAD$1,400) on exploration work prior to August 28, 2006.

Our objective is to conduct exploration activities on the Chub Claims to assess whether they possess evidence of mineralization sufficient to merit further exploration activities.  The claims are without known reserves.  We are planning a three phase program to explore the claims with the first phase scheduled to commence in June of 2006.  The following table summarizes the three phases of our anticipated exploration program as recommended by Mr. Ostensoe.

Phase Number	Planned Exploration Activities	Anticipated Work Schedule
Phase One

Phase one will occur in two parts (a) a small amount of library research to acquire existing geochemical and geophysical data and an aerial photo interpretation; and (b) around eight (8) days of field work comprising prospecting, sampling and mapping.

July 2006
Phase Two	Follow up field work to expand and enhance geological and analytical data in the most promising parts of the property that are identified by the Phase 1 “first pass”.	September 2006
Phase Three

Detailed studies, including geophysical surveys, in order to identify optimum sites for a future diamond drilling campaign.  That work may require a two month program of grid preparation, systematic and detailed geological mapping and geophysical surveys, followed by data compilation and analysis.

June 2007

If our exploration activities indicate that there is insufficient mineralization of interest on the claims we will abandon or sell them and seek to acquire additional mineral properties of interest, within British Columbia or elsewhere.  If our exploration activities indicate that there is mineralization of interest, we may raise funds to conduct more extensive exploration activities on those claims, or we may find another party to transfer all or an interest in the claims to, in exchange for payment and exploration work commitments.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals.  We are a very early stage of mineral exploration company and a very small participant in the mineral exploration business.  Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane. All of these types of materials are readily available in either the city of Vancouver or town of Princeton in British Columbia, Canada from a variety of suppliers.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act for the Province of British Columbia. The Act is well defined by the Province of British Columbia and is available from us upon request.  The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Mrs. Jivraj-Sangara.  We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company upon the effectiveness of the registration statement of which this prospectus forms a part. As a reporting company we will be required to file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Plan of Operation

Exploration Plan

Our plan of operation for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mineral claims. We have enough funds to complete our Phase One and Phase Two exploration programs. We do not have enough funds to complete our Phase Three program which we would plan to start in October 2006 if the results of our Phase One and Phase Two exploration programs are encouraging. The following is a brief summary of our three phase exploration program:

1.

Since the next anniversary date of the Claims is August 28, 2006 we will need to arrange some minor exploration work worth $1,218 (CAD$1,400) or pay the Province of British Columbia CAD$1,400 in lieu of filing exploration expenses in order to keep the Claims in good standing.

2.

As recommended by our consulting geologist, we plan to conduct the first phase of our three phase exploration program starting on July 2006. This Phase One exploration program is expected to cost approximately $15,660 (CAD$18,000) and will consist of library research to acquire existing geochemical and geophysical data and aerial photo interpretation.  It will also consist of eight days of field work comprising prospecting, sampling and mapping.

3.

We will review the results of the Phase One exploration program in August 2006. If we are able to identify favorable geological formations and structures with increased mineral values we will plan and conduct a Phase Two program in September 2006. Our consulting geologist has indicated that we should budget approximately $13,050 (CAD$15,000) for our Phase Two program.  This will include further field work to expand and enhance geological and analytical data in the most promising parts of the property.

4.

In the case that the Phase Two exploration program takes place, we will review its results in October 2006. If we are able to continue to confirm increased mineral values at specific hand drilled targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program is expected to cost approximately $52,200 (CAD$60,000) and begin in June 2007.  The phase three program will comprise of detailed studies, including geophysical surveys, in order to identify the best sites for a future diamond drilling campaign.  At this stage, we would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements.

As at March 31, 2006, we had a cash balance of $42,840 and deposits of $1,285.  We have enough cash on hand to complete our Phase One exploration program. If the results of the Phase One exploration program is encouraging, we will have to raise additional funds starting in August 2006 so that Phase Two exploration could commence in September 2006.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Three exploration program. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mineral claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

•

our ability to raise additional funding;

•

the market price for diamonds and copper;

•

the results of our proposed exploration programs on the mineral property; and

•

our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Phase One Details of Recommended Work

Consultant’s Initial Report & Library Research

The consultant will conduct library research, purchase maps and prepare recommendations on efficient analysis of our mineral claims.  The expected cost will be $34,800 (CAD$4,000).

Field Work:

Employee Hiring (Labor) Plan

We will not hire any employees. We will use two consulting prospectors to perform our Phase One exploration program. The expected cost of the each prospector is $261 (CAD$300) per day and we are budgeting for 8 days to conduct the program. The expected cost of will be $4,176 (CAD$4,800).

Living Costs

The expected living costs for each consulting prospector is $87 (CAD$100) per day and we are budgeting for 8 days.  This cost will include lodging and meals and the total expected cost will be $1,392 (CAD$1,600).

Transportation Rental Plan

The transportation costs are comprised of the rental of a Four Wheel Drive vehicle and associated expenses, such as gas, driven from Vancouver to our mineral claims. The expected cost will be $1,044 (CAD$1,200).

Consumables & Tools

We will purchase consumables including groceries and propane to provide for 2 persons for the 8 day program. The expected cost of these consumables will be $261 (CAD$300).

Sample Analysis Plan

We plan to allow for the analysis for up to 100 samples. The estimated cost of each sample is $17 (CAD$20) per sample. The expected cost for sample analysis will be $1,740 (CAD $2,000) for the program.

Consultant’s Review Report

The consultant will collate and analyze data and prepare a report for management with recommendations for continued exploration if warranted.  The expected cost will be $1,740 (CAD$2,000).

Phase One Exploration Cost Review

The costs described which include initial research and reporting, labor, transportation rental, consumables and tools, sample analysis, and a consultant’s review report make up the entire cost of our Phase One exploration program. All the costs described above are estimated so we will provide a 15% contingency allowance for unanticipated and wrongly estimated costs. The table below summarizes the cost estimate for the Phase One exploration program.

Phase One Exploration Items	Cost Estimate $ ($CAD)
Initial Report & Library Research	3,480 (4,000)
Labor	4,176 (4,800)
Living	1,392 (1,600)
Transportation Rental	1,044 (1,200)
Consumables and Tools	261 (300)
Analysis	1,740 (2,000)
Review Report	1,740 (2,000)
Contingency	2,075 (2,385)
Phase One Total	15,908 (18,285)

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $900 to prepare our quarterly financial statements and approximately $1,100 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $4,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,800 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term.  The primary risk that we face over the long term is that the Claims may not contain a commercially viable mineral deposit.  If the Claims do not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business.  The most significant industry-wide risk factor is the risky nature of the mineral exploration business.  Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine.  In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-side factor is that the price of commodities can fluctuate based on world demand and other factors.  For example, if the price of a mineral were to dramatically decline this could make any mineral we have on the Claims be uneconomical to mine.  We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Additionally, because the Claims are in a remote region of Canada and in an area of inclement weather, we face risks and uncertainties relating to the operation of our exploration program.  This presents both a short and long term risk to us in that poor weather could delay our exploration program and prevent us from exploring the Claims as planned.  This is a risk shared by many exploration companies in our business.  We have the ability to monitor weather predictions and can preserve capital by not sending exploration crews out in poor weather conditions.  However, such weather delays could cause us to not be able to explore the Claims and not be able to file valid exploration work with the Province of British Columbia.  Failure to file valid exploration work would mean we would have to pay the Province of British Columbia in lieu of exploration in order to keep title to the Claims.  Payments in lieu of exploration are generally not an efficient use of funds since it does not advance the understanding of a potential mineral deposit.  However, these payments are sometimes required in our business..

Finally, we face a risk of not being able to finance our exploration plans.  With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors.  For the short term this is less of an issue because we have enough funds to complete the first two phases of our exploration program.  However, over the long term this can become a serious issue that is difficult to overcome.  Without adequate financing we cannot operate exploration programs.  However, this risk is faced by all exploration companies and is not unique to us.

Functional Currency

Our functional currency is the Canadian dollar.  We have determined this based on the following reasons:

•

Our current financings are in Canadian dollars;

•

We maintain our cash holdings primarily in Canadian dollars only;

•

Our administrative expenses are undertaken in Canadian dollars; and

•

Our mining claims are located in Canada and the exploration expenses are estimated in Canadian dollars.

Exploration Expenses – Canadian GAAP vs. US GAAP

Under generally accepted accounting principles in Canada (“Canadian GAAP”), mineral properties including exploration, development and acquisitions costs, are carried at cost and charged to operations if the properties are abandoned or impaired.  Under U.S. GAAP, all expenditures relating to mineral interests prior to the completion of a definitive feasibility study, which establishes proven and probable reserves, must be expensed as incurred.  Once a final feasibility study has been completed, additional costs incurred to bring amine into production are capitalized as development costs.  Our audited financial statements use U.S. GAAP.

SEC Filing Plan

We intend to become a reporting company in 2006 after our SB-2 is declared effective.  This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis.  We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings.  In the next twelve months, we anticipate spending approximately $20,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing a registering our common stock.

Results of Operations

We have had no operating revenues since our inception on February 21, 2006, through to March 28, 2006. Our activities have been financed from the proceeds of share subscriptions. From our inception, on February 21, 2006 to March 28, 2006 we have raised a total of $42,943 (CAD$50,000) from private offerings of our common stock.

For the period from inception on February 21, 2006, to March 31, 2006, we incurred total expenses of $5,189.  We also expensed a total of $433 (CAD$500) for donated services and $217 (CAD$250) for donated rent both provided by our President. We had general and administrative expenses of $631 (CAD$725). Finally, we expensed $4,537 (CAD$5,215) in mineral property costs represented by the online staking and transfer fees and geology report for the Claim.

Liquidity and Capital resources

At March 31, 2006, we had a cash balance of $42,840 and deposits of $1,285.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

DESCRIPTION OF PROPERTY

Our executive offices are located at 583-1208 Beach Avenue, Vancouver, British Columbia, Canada, V6C 3L2. The space is being provided to us by our President without charge.  This space may not be available to us free of charge in the future.

We also have fourteen mineral claims located in the Similkameen Mining Division, British Columbia, Canada as described in the section “Description of Business”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 2, 2006 we acquired fourteen mineral claims from our President, Mrs. Shaheen Jivraj-Sangara, by issuing 1,303,750 shares of our common stock to her.  The cost of the mineral claims charged to operations by us was $4,587, which represented the original costs that Mrs. Jivraj-Sangara incurred in acquiring the claims and obtaining a technical report thereon.  Concurrently, on March 2, 2006 we entered into a trust agreement with Mrs. Jivraj-Sangara whereby Mrs. Jivraj Sangara agreed to hold the Chub Claims as trustee on our behalf in order to comply with restrictions on foreign ownership under British Columbia mineral tenure laws.  The trust agreement is effective until February 28, 2009, however we may transfer title to the Chub Claims to another person, including a future subsidiary, at any time.  In return for Mrs. Jivraj-Sangara holding the Claim in trust for us, we have agreed to make payments on behalf of Mrs. Jivraj-Sangara to keep the claim on good standing with the Province of British Columbia. We anticipate the amount of the payments to be made on behalf of Mrs. Jivraj-Sangara to be (CAD$1,400) for 2006 and (CAD$2,800) annually thereafter.

Mrs. Jivraj-Sangara donates services and rent to us that are recognized on our financial statements. From inception on February 21, 2006 to March 31, 2006, we recognized a total of $433 for donated services and $217 for donated rent.

At March 31, 2006, the Company was indebted to the President in the amount of $1,307 for reimbursement of expenses paid on behalf of the Company.

Except as noted above, none of the following parties has, since our inception on February 21, 2006, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

Except for the transactions with Mrs. Jivraj-Sangara noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us.  Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

If our securities are not quoted on the OTCBB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCBB differs from national and regional stock exchanges in that it (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common  to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board.  We may not now or ever qualify for quotation on the OTC Bulletin Board.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of April 20, 2006 we had 2,303,750 shares of our common stock outstanding of which 1,000,000 shares are owned by non-affiliate shareholders and 1,303,750 shares that are owned by our sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations described in the paragraph below there are 1,000,0000 shares of our common stock owned by non-affiliate shareholders that can begin to be sold pursuant to Rule 144 on March 28, 2007 to the extent that those common shares are not sold pursuant to this prospectus.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of April 20, 2006 we had 36 holders of record of our common stock.

Equity Compensation Plans

We have no equity compensation or stock option plans.  We may in the future adopt a stock option plan as our mineral exploration activities progress.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Shaheen Jivraj-Sangara President (1)	2006 (2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on February 21, 2006.

[2] For the period from inception on February 21, 2006 to March 31, 2006.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on February 21, 2006.  Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

Employment Agreements

We are not presently a party to any employment or consulting agreement, including with our President, and we do not presently compensate our President for her services.  This is consistent with the practice of many early stage junior mining companies as cash resources must be conserved for exploration related activities and mineral property costs.  We will review the requirement for employment agreements upon our operations increasing in significance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

WHERE YOU CAN FIND MORE INFORMATION

Upon the effectiveness of the registration statement to which this prospectus forms a part of, we will commence filing annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.  The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above.  The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

FINANCIAL STATEMENTS

Georgia Exploration, Inc.

(An Exploration Stage Company)

March 31, 2006

Index

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Cash Flows

F-4

Statement of Stockholders' Equity

F-5

Notes to the Financial Statements

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Georgia Exploration, Inc.

We have audited the accompanying balance sheet of Georgia Exploration, Inc. (an exploration stage company) as of March 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from February 21, 2006 (date of inception) through March 31, 2006. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Georgia Exploration, Inc. as of March 31, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from February 21, 2006 (date of inception) through March 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DALE MATHESON CARR-HILTON LABONTE"

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 25, 2006

Georgia Exploration, Inc.

(An Exploration Stage Company)

Balance Sheet

(Expressed in US dollars)

March 31, 2006

ASSETS

Current Assets

Cash	$ 42,840
Deposit	1,285

Total Assets	$ 44,125

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Due from related party (Note 3)	$ 1,307

Total Liabilities	1,307

Going Concern Contingency and Commitments (Notes 1 and 4)

Stockholders' Equity

Capital stock (Note 5)
100,000,000 common shares authorized, $0.001 par value
1,303,750 common shares issued and outstanding	1,304

Additional paid in capital	3,933

Common stock subscribed (Note 5)	42,943

Deficit accumulated during the exploration stage	(5,362)

Total Stockholders' Equity	42,818

Total Liabilities and Stockholders' Equity	$ 44,125

(The Accompanying Notes are an Integral Part of These Financial Statements)

Georgia Exploration, Inc.

(An Exploration Stage Company)

Statement of Operations

(Expressed in US dollars)

February 21, 2006 (Date of Inception) to March 31, 2006

Revenue	$ –

Expenses

Office and general (Note 3)	775
Mineral property costs (Note 4)	4,587

Net Loss for the Period	$ (5,362)

Net Loss Per Share – Basic and Diluted	$ (0.01)

Weighted Average Number of Common Shares Outstanding	994,892

(The Accompanying Notes are an Integral Part of These Financial Statements)

Georgia Exploration, Inc.

(An Exploration Stage Company)

Statement of Cash Flows

(Expressed in US dollars)

February 21, 2006 (Date of Inception) to March 31, 2006

Operating Activities

Net loss	$ (5,362)

Adjustments to reconcile net loss to cash:
Mineral property acquired for shares	4,587
Donated services and expenses	650

Change in operating assets:
Increase in deposit	(1,285)

Net Cash Used in Operating Activities	(1,410)

Financing Activities

Due to related party	1,307
Common stock subscriptions	42,943

Net Cash Provided by Financing Activities	44,250

Increase in Cash	42,840

Cash - Beginning of Period	–

Cash - End of Period	$ 42,840

Non-Cash Operating and Financing Activities:

Issue of common stock for mineral property (Note 4)	$ 4,587

Supplemental Disclosures
Interest paid	$ –
Income taxes paid	$ –

(The Accompanying Notes are an Integral Part of These Financial Statements)

Georgia Exploration, Inc.

(An Exploration Stage Company)

Statement of Stockholders' Equity

For the Period from February 21, 2006 (Date of Inception) to March 31, 2006

(Expressed in US dollars)

	Number of Shares	Amount	Additional paid-in capital	Capital stock subscribed	Deficit accumulated during the exploration stage	Total

Balance – February 21, 2006 (Date of Inception)	–	$ –	$ –	$ –	$ –	$ –

March 2, 2006 - issued for mineral properties at $0.0035 per share	1,303,750	1,304	3,283	–	–	4,587

Common stock subscribed	–	–	–	42,943	–	42,943

Donated services and expenses	–	–	650	–	–	650

Net loss	–	–	–	–	(5,362)	(5,362)

Balance – March 31, 2006	1,303,750	$ 1,304	$ 3,933	$ 42,943	$ (5,362)	$ 42,818

(The Accompanying Notes are an Integral Part of These Financial Statements)

Georgia Exploration, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on February 21, 2006. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting for Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations from its mineral property. As at March 31, 2006, the Company has accumulated losses of $5,362 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from its sole director and, or a private placement of common stock.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 1,000,000 shares of common stock for resale by existing stockholders of the Company at $0.05 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States ("US GAAP"), and are expressed in US dollars. The Company's fiscal year-end is March 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Foreign Currency Translation

The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollar equivalents under the current rate method in accordance with SFAS No. 52, "Foreign Currency Translation". Assets and liabilities are translated into United States dollar equivalents at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income (loss).

d)

Mineral Property Costs

The Company has been in the exploration stage since its inception on February 21, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Georgia Exploration, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

f)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

g)

Financial Instruments

The fair value of financial instruments, which include cash, deposit and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. At March 31, 2006, there were no significant components of comprehensive income.

i)

Stock-based Compensation

The Company has adopted SFAS No. 123(R), "Share-Based Payment," which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award.  As at March 31, 2006, the Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

j)

Recent Accounting Pronouncement

 In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

Georgia Exploration, Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

3.

Related Party Transactions

a)

During the period ended March 31, 2006, the Company recognized $433 (CDN$500) for donated services and $217 (CDN$250) for donated rent for office premises provided by the President of the Company, which has been recorded in office and general expenses.

b)

At March 31, 2006, the Company was indebted to the President in the amount of $1,307 for reimbursement of expenses paid on behalf of the Company. The amounts due are non-interest bearing with no specific stated terms of repayment.

c)

On March 2, 2006, the Company issued 1,303,750 shares of common stock to the President of the Company in exchange for a 100% interest in the mineral claims described in Note 4.

d)

On March 2, 2006, the Company entered into a trust agreement with the President of the Company for the mineral claims, described in Note 4.

4.

Mineral Properties

The Company entered into an Agreement dated March 2, 2006, to acquire a 100% interest in fourteen mineral claims located in British Columbia, Canada, in consideration for the issue of 1,303,750 shares of common stock with a fair value of $4,587 (CDN$5,215). The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company. There are situations that could prevent the Company from obtaining clear title to the mineral claims such as the bankruptcy or death of the President.  During the period ended March 31, 2006, the Company recognized mineral property costs of $4,587, as it has not yet been determined whether there are proven or probable reserves on the property.

5.

Common Stock

a)

On March 2, 2006, the Company issued 1,303,750 common shares to the President of the Company with a fair value of $4,587 (CDN$5,215) in exchange for a 100% interest in a mineral property. Refer to Note 4.

b)

During the period ended March 31, 2006, the Company accepted stock subscriptions in the amount of $42,943 (CDN$50,000) for 1,000,000 shares of common stock. The shares have not been issued.

6.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $5,362, which commence expiring in 2026.  Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at March 31, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

March 31, 2006

Net loss	$ 5,362

Statutory tax rate	35%

Deferred tax asset	1,876

Valuation allowance	(1,876)

Net deferred tax asset	–

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

GEORGIA EXPLORATION, INC

1,000,000 SHARES OF

COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until , 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MAY 1, 2006

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our Articles of Incorporation provide that we will indemnify our directors to the full extent permitted by applicable corporate law now or hereafter in force.  Pursuant to such corporate law, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. We will advance expenses for such persons pursuant to the terms set forth in the By-laws, or in a separate Board resolution or contract.

Our By-laws provide that our officers and directors shall, to the fullest extent permitted by applicable corporate law now or hereafter in force, be indemnified and held harmless against all losses, claims, damages, liabilities, expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer, or he or she was serving at our request as a director, officer, partner, trustee, employee or agent.

Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall endure to the benefit of the indemnitee's heirs, executors and administrators.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:

Item	Amount (US$)
SEC Registration Fee	5.37
EDGAR Filing Expenses	1,500.00
Transfer Agent Fees	1,200.00
Legal Fees	15,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	2,000.00
Total	$25,205.37

We will pay all the costs associated with the registration and sale of our shares of common stock offered by selling shareholders.

RECENT SALE OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On March 2, 2006 we issued 1,303,750 common shares to Shaheen Jivraj-Sangara, our founding shareholder, President and Director for an aggregate deemed price of $4,587 in consideration for the purchase and sale of mineral property interests.  The shares were issued in reliance on Regulation S promulgated under the Securities Act 1933 due to the foreign residency of the purchaser.  The shares are restricted in accordance with Rule 144 under such Act.

On April 4, 2006, we issued 1,000,000 shares of our common stock to 35 investors pursuant to Regulation S, at a price of $0.0429 (CAD$0.05) per share for total proceeds of $42,943 (CAD$50,000).  The price per share was determined by management based on the stage of our development and the fact that the shares are restricted pursuant to Rule 144.

EXHIBITS

The following Exhibits are attached to this registration statement.

3.1

Articles of Incorporation

3.2

Bylaws

4.1

Specimen Common Stock certificate*

5.1

Opinion of David Lubin & Associates PLLC

10.1

Property Acquisition Agreement with Shaheen Jivraj-Sangara

10.2

Trust Agreement with Shaheen Jivraj-Sangara

23.1

Consent of counsel (see Exhibit 5.1)

23.2

Consent of Independent Accountant

23.3

Consent of Eric A. Ostensoe, P. Geo.

24.1

Power of Attorney (included on signature page)

*To be filed by amendment to this registration statement

UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

1.

To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

2.

For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the 1 day of  May, 2006.

Georgia Exploration, Inc.

(Registrant)

By:   /s/ Shaheen Jivraj-Sangara

Shaheen Jivraj-Sangara

President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaheen Jivraj-Sangara, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Georgia Exploration, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Shaheen Jivraj-Sangara

Director, President,

 May 1, 2006

Shaheen Jivraj-Sangara

Chief Executive Officer

and principal accounting officer